                                                               Exhibit 1.A.(1)

                       MINUTES OF THE BOARD OF DIRECTORS
                                       OF
                     ML LIFE INSURANCE COMPANY OF NEW YORK

                                DECEMBER 4, 1991

                          The quarterly meeting of the Board of Directors of ML
Life Insurance Company of New York ("ML of New York" or the "Company") was held on December 4, 1991, in New York, New York. Present were: Frederick J.C. Butler, John C. Cirincion, Sandra K. Cox, Joseph E. Crowne, David M. Dunford, John C.R. Hele, Robert L. Israeloff, Robert A. King, Kirk B. Maslin, Thomas H. Patrick, Irving M. Pollack, Barry G. Skolnick, and William A. Wilde. Also present by invitation were Robert Bordeman and Greta L. Ulmer.

                          Mr. Skolnick welcomed the two new directors, Ms. Cox
and Mr. Crowne, to the Board and gave a brief description of their backgrounds. Mr. Skolnick then asked for any questions relating to the Minutes of the Board of Directors of the Company for August 14, 1991. After discussion, and upon motion duly made and seconded, it was unanimously

                                        RESOLVED, that the Board hereby adopts
                          the minutes of the Board of Directors Meeting held on August 14, 1991.

                          Mr. Dunford next gave an overview of the investment
activities for the past three months. He explained the lower interest rate risk of the portfolio, the program to match the duration of the portfolio's assets to liabilities, and the decrease in private placements from approximately 44% to 27% of the portfolio. All the below investment grade securities which are currently in the portfolio are private placements. At the end of September, the market value of the portfolio was above book value. Most below investment grade securities were sold to outside corporations. However, some of the securities were transferred to the other Merrill Lynch insurance companies and the price of these securities was determined by an independent third party appraiser and then approved by the New York Insurance Department. After discussion, and upon motion duly made and seconded, it was unanimously

                                        RESOLVED, that the Board hereby adopts
                          the minutes of the Investment Committee meetings held on October 31, 1991, September 17, 1991, and August 22, 1991, and ratifies the investments made by the Investment Committee at the aforesaid meetings.

                          Mr. Bordeman next gave a review of the financial
condition of ML of New York and distributed a handout (Exhibit A) which detailed ML of New York's statutory financial condition.

                          Mr. Skolnick next discussed the need to establish a
new variable life separate account which would be used in connection with new variable life sales which are tentatively scheduled to commence in the first quarter of 1992. After discussion, and upon motion duly made and seconded, it was unanimously

                                        RESOLVED, that pursuant to the
                          provisions of the New York Insurance Law Section 4240, ML of New York establishes a separate account, ML of New York Variable Life Separate Account II (the "Separate Account");

                                        FURTHER RESOLVED, that the Separate
                          Account be established for the purpose of providing for the issuance of variable life insurance contracts ("Contracts"), which Contracts shall provide that part or all of the payments and benefits will reflect the investment experience of one or more underlying security;

                                        FURTHER RESOLVED, that the officers of
                          ML of New York be authorized and empowered to perform all such acts and do all such things as may in their judgment and discretion be necessary or desirable to give full effect to these resolutions to enable ML of New York to establish the Separate Account and issue the Contracts, including, without limitation: (a) the preparation and execution of service agreements, custodian agreements, underwriting agreements and other agreements and documents respecting such Separate Account as they may deem necessary or desirable; (b) the determination of the terms and conditions of the Contracts being authorized; (c) the determination of the jurisdictions in which appropriate action shall be taken to obtain the requisite qualification, registration and authorization for the sale of the Contracts as such Officers may deem advisable;

                                        FURTHER RESOLVED, that the President,
                          any Vice President or the General Counsel, and each of them, with full power to act without the other, be, and each of them is, hereby authorized to cause ML of New York to allocate and contribute to the Separate Account, for a limited period and without the purpose of funding Contracts, funds which ML of New York might otherwise invest, if necessary to comply with the Insurance Law for the purpose of commencing the Separate Account's operation;

                                        FURTHER RESOLVED, that the Board of
                          Directors of ML of New York reserves the right to change the designation of the Separate Account hereafter to such other designation as it may deem necessary or appropriate;

                                        FURTHER RESOLVED, that the President,
                          any Vice President or the General Counsel, and each of them, with full power to act without the others, with such assistance from ML of New York's independent certified public accountants and independent consultants or others as they may require, be, and each of them is, hereby authorized and directed to take all action necessary to: (a) register the Contracts in such amounts, which may be an indefinite amount, as the said officer of ML of New York shall deem appropriate pursuant to one or more registration statements in an offering made under the Securities Act of 1933, as amended (the "Registration Statements"); (b) register the Separate Account as an investment company pursuant to the Investment principal underwriter and distributor of the Contracts on such terms and conditions as said officer, in his sole discretion, may deem appropriate;

                                        FURTHER RESOLVED, that the President,
                          any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to execute and deliver such agreements and other documents and to do all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof;

                                        FURTHER RESOLVED, that in establishing
                          the Separate Account, ML of New York shall meet the requirements of Section 4240 of the Insurance Law;

                                        FURTHER RESOLVED, that ML of New York
                          adopts and establishes the following Standards of Conduct for its officers, directors, employees and affiliates (collectively "Employee") regarding the conduct of business of ML of New York's Separate Account:

                          No Employee shall, in the handling of an account,
investment or claim for or on behalf of any other person of ML of New York:

                                  1.       Employ any device, scheme or
                                           artifice to defraud such person or
                                           ML of New York;

                                  2.       Make any untrue statement of a
                                           material fact to such person or ML
                                           of New York or omit to state to such
                                           person or ML of New York a material
                                           fact necessary in order to make the
                                           statements made, in light of the
                                           circumstances in which they were
                                           made, not misleading;

                                  3.       Engage in any act, practice or
                                           course of business which operates or
                                           would operate as a fraud or deceit
                                           upon such person or ML of New York;

                                  4.       Engage in any manipulative practice
                                           with respect to such person or ML
                                           of New York;

                                  5.       Sell to, or purchase from, the
                                           Separate Account established by ML
                                           of New York any securities or other
                                           property other than life and annuity
                                           insurance policies;

                                  6.       Purchase or allowed to be purchased
                                           for the Separate Account any
                                           securities of which ML of New York
                                           or an affiliated company is the
                                           issuer;

                                  7. Accept any compensation other than a regular salary or wages from ML of New York or an affiliated company for the sale, or purchase, of securities to or from the Separate Account except to the extent permitted under applicable laws, rules or regulations of any government, agency or self-regulatory organization;

                                  8.       Engage in any joint transaction,
                                           participation or common undertaking
                                           whereby ML of New York or an
                                           affiliated company participates with
                                           the Separate Account in any
                                           transaction in which ML of New York
                                           or an affiliated company obtains an
                                           advantage in the price or quality of
                                           the item purchased, the service
                                           received or in the cost of such
                                           service, and ML of New York or any
                                           other affiliated company is
                                           disadvantaged in any of these
                                           respects by the same transaction; or

                                  9.       Borrow money or securities from the
                                           Separate Account other than under a
                                           policy loan provision; and

                                        FURTHER RESOLVED, that ML of New York
                          adopts and establishes the following Standards of Suitability for its Employee regarding the conduct of business of the Separate Account:

                                  1.       No recommendation shall be made to
                                           an applicant to purchase a variable
                                           life or variable annuity insurance
                                           policy (collectively "Policy.), and
                                           no Policy shall be issued, in the
                                           absence of reasonable grounds to
                                           believe that the purchase of the
                                           Policy is suitable
                                           for the applicant on the basis of
                                           information furnished after
                                           reasonable inquiry of the applicant
                                           concerning the applicant's insurance
                                           and investment objectives, financial
                                           situation and needs, and any other
                                           information known to ML of New York
                                           or to the agent making the
                                           recommendation;

                                  2.       ML of New York, through its agents,
                                           will use diligence to learn the
                                           essential facts relative to each
                                           applicant of a Policy;

                                  3.       ML of New York's primary policy is
                                           that the customer's interest comes
                                           first. In any areas where there are
                                           conflicts between the customer's
                                           interests and the interest of ML of
                                           New York or its agents, the
                                           customer's interests must always
                                           take precedence; and

                                  4.       ML of New York through its agents
                                           will give each customer the time and
                                           attention needed to find the
                                           products and services most suitable
                                           for the customer's needs and will
                                           provide timely and accurate
                                           information that is not in any way
                                           misleading.

                                           Additionally, ML of New York's
                          agents, as registered representatives, are subject to supervision respecting suitability and other sales practices under rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc.

                          Mr. Skolnick next gave a status report regarding
various corporate transactions for the period since the last meeting. The sale of one of the Merrill Lynch insurance companies, Family Life Insurance Company, closed in June of this year. Substantially all of its business originally sold through the Merrill Lynch branch office network, mainly annuities, was assumption reinsured by the Merrill Lynch insurance companies. On November 1, 1991, the majority of this business covering individuals now residing in the state of New York upon approval by the New York Insurance Department was transferred to ML of New York. Effective September 11, 1991, Royal Tandem Life Insurance Company changed its name to ML Life Insurance Company of New York.

                          Mr. Skolnick next provided a progress report on the
Company's new variable annuity. On November 8, 1991, the registration statement was filed with the Securities and Exchange Commission ("SEC"). We are currently waiting for comments from the SEC. We are targeting February 1 as our effective date. The new variable annuity policy forms have already been filed in various states. By mid-February, we anticipate policy form approvals from approximately 30 states.

                          Mr. Skolnick next distributed the Proposed Quarterly
Board Meeting dates for 1992 (Exhibit B). Mr. Israeloff suggested that the February 5 meeting be changed to February 12. All agreed that February 12, 1992, was acceptable.

                          There being no further business, the meeting
adjourned.



                                      /s/ BARRY G. SKOLNICK
                                      ------------------------------
                                      Barry G. Skolnick
                                      Senior Vice President,
                                       General Counsel & Secretary

                         MERRILL LYNCH INSURANCE GROUP

                     ML Life Insurance Company of New York
                               Statutory Earnings
                                ($ in Millions)



                                                                                                   Nine
                                                                                                   Months
                                                                       1990 *                     1991 **
                                                                       ----                       ----
Revenues                                                                171.6                        73.1

Policy Expenses                                                         156.3                        56.9

Operating Expenses                                                       13.7                         6.7
                                                                     ----------                  ----------

Gain from Operations                                                      1.6                         9.4

Federal Income Taxes                                                     (1.5)                        3.2
                                                                     ----------                  ----------

Net Gain before Capital Gains/(Losses)                                    3.2                         6.2

Realized Gains/(Losses)                                                   0.3                        (1.0)
                                                                     ----------                  ----------

Net Income                                                                3.5                         5.2
                                                                     ==========                  ==========

Statutory Capital                                                        25.2                        54.6

MSVR                                                                      0.0                         5.7

Return on Statutory Capital & MSVR                                       16.8%                       16.2%

*  Includes Monarch Transaction
** Includes Variable Life line of business

                         MERRILL LYNCH INSURANCE GROUP

                     ML Life Insurance Company of New York
                                 Balance Sheet
                                ($ in Millions)



                                                                                                          Nine
                                                                                                        Months
                                                                     1990                                 1991
                                                                     ----                                 ----
Invested Assets                                                     716.0                                703.9

Other Assets                                                         26.7                                 78.5

Separate Accounts                                                     2.6                                289.6

Total Assets                                                        745.3                              1,072.0

Policyholder Liabilities                                            687.6                                728.9

Other Liabilities                                                    29.9                                  1.0

Separate Accounts                                                     2.6                                281.8

MSVR                                                                  0.0                                  5.7

Surplus                                                              25.2                                 54.6

Total Liabilities & Surplus                                         745.3                                 54.6

Capitalization Ratio                                                  3.8%                                 8.8%

RACR (a)                                                             62.7%                               143.3%

(a)  Risk Adjusted Capitalization Ratios:
     - 1990 and 1991 calculated using new NAIC classifications and revised Moody's formulas.

                         MERRILL LYNCH INSURANCE GROUP

                     ML Life Insurance Company of New York
                                Capital Analysis
                                ($ in Millions)

Risk Adjusted Capitalization Ratio:

        *        Analyzes Risk Characteristics of Balance Sheet
                                  * Asset Risk
                                  * Mortality Risk
                                  * Interest Rate Risk

        * Assigns "Target Surplus" Type Formulas to Each of the Risk Components to Arrive at Required Surplus

        *        Compares Required Surplus to Actual Surplus & MSVR

                                                                                            9 Months
                                                                    1990                      1991
                                                                    ----                      ------
        *        (a)  Actual Surplus & MSVR                         25.2                        60.3
                 (b)  Total Required Surplus                        40.2                        42.1
                           as calculated

                          RACR =     (a)                            62.7%                      143.3%
                                   ------
                                     (b)

Note:     1989 calculated based on old NAIC classifications and prior
          Moody's formula.
          1990 and 1991 calculated using new NAIC classifications and revised Moody's formulas.

                         MERRILL LYNCH INSURANCE GROUP

                     ML Life Insurance Company of New York
                      Reconciliation of Statutory Surplus
                               ($ in Millions)

                                                                                                               Nine
                                                                                                             Months
                                                                          1990                                 1991
                                                                          ----                                 ----

Beginning Balance                                                          8.3                                 25.2

New Income                                                                 9.1                                  5.2

Capital Contributions                                                     17.8                                 25.7

Monarch Transaction                                                       (5.6)                                 0.0

Change in MSVR                                                             7.8                                 (5.7)

Net Unrealized Losses                                                    (12.2)                                 3.9

Other Changes                                                              0.0                                  0.3
                                                                    ------------                         ------------
Ending Balance                                                            25.2                                 54.6
                                                                    ============                         ============

                         MERRILL LYNCH INSURANCE GROUP

                     ML Life Insurance Company of New York
                          Analysis of Capital Adequacy
                                ($ in Millions)

                                                     Fixed       Annuitized/                Variable      Variable       Total
                                        Life       Annuities      Immediate     Asset I        Life      Annuities      MLLIC-NY
                                        ----       ---------      ---------     -------        ----      ---------      --------
Statutory Reserves, 9/30/91              0.0           639.1           21.4        16.6       326.4            0.0       1,003.4

Policy Loan Reserves                     0.0             0.0            0.0         0.0        50.4            0.0          50.4
                                      -------------------------------------------------------------------------------------------
Net Statutory Reserves, 9/30/91          0.0           639.1           21.4        16.6       276.0            0.0         953.0
                                      ===========================================================================================
Target Surplus Ratio                    10.0%            5.0%           5.0%        3.3%        1.0%           0.5%

Target Required Surplus                  0.0            32.0            1.1         0.5         2.8            0.0          36.3
                                      ===========================================================================================
                                                                                              Total Actual Surplus/MSVR     60.3
                                                                                                                          =======
                                                                                               Excess                       24.0
                                                                                                                          =======

                     ML LIFE INSURANCE COMPANY OF NEW YORK

                Proposed Quarterly Board Meeting Dates for 1992



                          Wednesday, February 5, 1992

                           Wednesday, April 29, 1992

                           Wednesday, August 5, 1992

                          Wednesday, December 2, 1992